                                  Schedule 14C

                                 (Rule 14c-101)
                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

      Information Statement And Notice of Action Taken Without a Meeting of
            Stockholders Pursuant to Section 14(c) of the Securities
                      Exchange Act of 1934 (Amendment No. )

     Check the appropriate box:
     [_]   Preliminary Information Statement   [_] Confidential, For Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14c-5(d)(2))
     [X]   Definitive Information Statement

                                  Ecogen, Inc.
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                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):
     [X]   No fee required
     [_]   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
           (1)   Title of each class of securities to which transaction applies:

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           (2)   Aggregate number of securities to which transaction applies:

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           (3)   Per unit price or other underlying value of transaction
                 computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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           (4)   Proposed maximum aggregate value of transaction:

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           (5)   Total fee paid:

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     [_]   Fee paid previously with preliminary materials.

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     [_]   Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)   Amount Previously Paid:

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     (2)   Form, Schedule or Registration Statement No.:

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     (3)   Filing Party:

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     (4)   Date Filed:

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

                                  ECOGEN, INC.
                          2000 W. CABOT BOULEVARD, #170
                          LANGHORNE, PENNSYLVANIA 19047

      INFORMATION STATEMENT AND NOTICE OF ACTION TAKEN WITHOUT A MEETING OF
                                  STOCKHOLDERS

                       **WE ARE NOT ASKING FOR A PROXY AND
                   YOU ARE REQUESTED NOT TO SEND US A PROXY**

                                  INTRODUCTION

     This Information Statement and Notice of Action Taken Without a Meeting of Stockholders (the "Information Statement") is being furnished to the stockholders of record of Ecogen Inc. (the "Company") as of June 4, 2002, in connection with (i) the approval of the proposed sale (the "Asset Sale") of the Company's Bt bioinsecticide business (other than CellCap(TM) products) and insecticidal nematode business to Certis USA, LLC ("Certis"), an indirect subsidiary of Mitsui & Co., Ltd. ("Mitsui"); and (ii) the adoption of a Certificate of Amendment of the Certificate of Incorporation, as amended, of the Company (the "Certificate of Amendment"), providing for a combination (the "Reverse Split") of the Company's issued and outstanding shares of Common Stock, $0.01 par value (the "Common Stock"), so that each ten shares of Common Stock outstanding immediately prior to the Reverse Split will be combined into one share of Common Stock, such approval and adoption having been effected by the written consent of the holders of a majority of the Company's outstanding Common Stock.

     This Information Statement is dated June 7, 2002 and is first being sent or given to our stockholders on or about June 10, 2002.

                        SUMMARY TERM SHEET OF ASSET SALE

Q:   What is the transaction?

A. On May 6, 2002, we entered into an Asset Purchase Agreement with Certis (the "Asset Purchase Agreement") pursuant to which we will sell our Bt bioinsecticide business (other than CellCap(TM) products) and insecticidal nematode business to Certis, an indirect subsidiary of Mitsui, for a purchase price of $4.2 million, subject to adjustment under certain circumstances.

Q.   What are the reasons for the sale of the Assets?

A. We have not been profitable or generated positive cash flow from operations since our inception. At April 30, 2002, we had an accumulated deficit of nearly $140 million and a stockholders' deficit of over $10 million. Moreover, we have not been able to pay our liabilities as they become due. The proceeds of the sale will give us the opportunity to pay certain of our debts and, combined with additional financing and other possible sales of assets, of which there can be no assurance, allow us to remain in business utilizing our remaining assets. See "Summary of Asset Sale - Reasons for the Asset Sale" and "Asset Sale - Reasons for the Sale of the Assets."

Q. What vote of stockholders will be required to approve the sale of the Assets?

A. The Board of Directors has required that approval by a majority of all outstanding shares of the Common Stock of the Company be obtained in order to effect the Asset Sale. Our controlling stockholder believes that the sale of the Assets is in the best interests of the Company and our stockholders, and has consented in writing to the transaction, which was approved by our Board of Directors. This action by our controlling stockholder is sufficient to approve the sale of the Assets without the approval of any other stockholder. Therefore, you are not required to vote on the transaction and your vote is not being sought. See "Summary Of Asset Sale - Stockholder Vote Required To Approve The Asset Sale."

Q.   When will the sale of the Assets be completed?

A. We entered into the Asset Purchase Agreement on May 6, 2002, and intend to complete the sale of the Assets on or about July 2, 2002. See "The Asset Sale - General."

Q. What will our business consist of after the completion of the sale of the Assets?

A. Following the completion of the sale of the Assets, we will continue to own the assets related to our discontinued CellCap(TM) and biofungicide businesses, as well as rights to success fees pursuant to our agreements with Monsanto Company, which have been excluded from the Asset Sale. We intend to seek a purchaser for the CellCap(TM) and/or biofungicide assets and to realize success fees, if any, from Monsanto Company.

Q.   Will I receive anything in this transaction?

A. Our stockholders will not receive any cash, stock or other property in connection with, or as a result of, the sale of the Assets. See "The Asset Sale - Consequences to Stockholders."

Q.   Will I still be able to sell my stock?

A. Our Common Stock will continue to be quoted in the OTC Pink Sheets after the sale of the Assets and we will continue to file all required reports with the Securities and Exchange Commission. We are attempting to restore the quotation of our Common Stock on the OTC Bulletin Board. No assurance can be given that we will be successful in that regard. See "The Asset Sale
     - Consequences to Stockholders."

Q.   Do I have appraisal rights in connection with the sale of the Assets?

A. No. Under the Delaware General Corporation Law, holders of our Common Stock are not entitled to appraisal rights in connection with the sale of assets described in this Information Statement. See "The Asset Sale - Appraisal Rights."

Q.   Whom do I call if I have questions?

A. If you have any questions, require assistance, or need additional copies of this Information Statement or other related materials, you should call James P. Reilly, Jr., our Chairman, at (215) 757-1595.

                           FORWARD-LOOKING STATEMENTS

All statements contained in this Information Statement other than statements of historical information, are forward-looking statements. Forward-looking statements include statements containing plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than historical facts. Although the Company believes that its expectations are based on reasonable assumptions, the Company operates in a high technology, emerging market environment that involves significant risks and uncertainties which may cause actual results to vary from such forward-looking statements and to vary significantly from reporting period to reporting period. These risks include, among others, those listed in "Factors That May Affect Future Results", in the Company's Annual Report on Form 10K for the year ended October 31, 2001, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company does not undertake to update the results discussed herein as a result of changes in risks or operating results.

                      VOTING RIGHTS AND OUTSTANDING SHARES

     The Asset Sale and Reverse Split were approved by written consent on June 4, 2002 of the stockholders owning a majority of the outstanding Common Stock. The Asset Sale will be consummated and the Certificate of Amendment will be filed with the Delaware Secretary of State on or about July 2, 2002.

     The elimination of the need for a special meeting of stockholders to approve the Asset Sale and the Reverse Split is made possible by the General Corporation Law of the State of Delaware (the "DGCL"), which provides that the written consent of the holders of outstanding shares of voting stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to
Section 271 of the DGCL, a majority of the shares of voting stock entitled to vote thereon is required in order to approve a sale of substantially all of the assets of the Company. Inasmuch as the Assets may be deemed to comprise a majority of our assets, the Board of Directors has required that approval by a majority of the outstanding shares of our Common Stock be obtained in order to effect the Asset Sale. Pursuant to Section 242 of the DGCL, a majority of the outstanding shares of voting stock entitled to vote thereon is required in order to amend the Company's Certificate of Incorporation. In order to eliminate the costs and time involved in holding a special meeting and in order to effect the Asset Sale and Reverse Split as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company determined to utilize the written consent of the holders of a majority in interest of the voting stock of the Company.

       On June 4, 2002 (the "Record Date"), there were 41,790,094 shares of Common Stock issued and outstanding and approximately 900 holders of record of Common Stock. The Company has no voting Preferred Stock authorized, issued or outstanding. The approval of the Asset Sale and Reverse Split requires the written consent of the holders of a majority of the outstanding shares of the Common Stock, and each share of the Common Stock is entitled to one vote with respect to the approval of the Asset Sale and Reverse Split. By written consent in lieu of a meeting, the holder of 25,509,833 shares of the Common Stock, representing approximately 61% of the outstanding shares of Common Stock, has approved the Asset Sale and Reverse Split.

       Under applicable federal securities laws, neither the Asset Sale nor the Reverse Split can be effected until at least 20 calendar days after this Information Statement is sent or given to the common stockholders of the Company. The approximate date this information statement is first being sent or given to stockholders of the Company is June 10, 2002.

       The following table sets forth, as of the Record Date, the beneficial ownership of shares of Common Stock of the Company by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of any class of the Company's common stock, (ii) each person named in the Summary Compensation Table set forth in Item 10 of Part II of the Company's Annual Report on form 10-K for its fiscal year ended October 31, 2001 (a "Named Officer"), (iii) each Director of the Company, and (iv) Directors and Named Officers as a group. Except as otherwise indicated, to the knowledge of the Company, each shareholder listed possesses sole voting and investment power with respect to the shares indicated as being beneficially owned.

                                                  Number of Shares
                                                  ----------------
Name and Address (1)                              Beneficially Owned(2)(12)      Percentage of Class (3)
--------------------                              -------------------------      -----------------------
United Equities (Commodities)
Company, Moses Marx, Philippe D. Katz
160 Broadway
New York, NY 10038 (4)(5)(6)                              83,317,567                        84%

James P. Reilly, Jr. (7)                                     766,594                         2%

Philippe D. Katz (8)                                          27,000                         *

Lowell N. Lewis (9)                                           17,540                         *

John R. Sutley (10)                                           33,000                         *

All current executive officers and
directors as a group (four persons) (4),
(5), (6), (7), (8), (9), (10) and (11)                    83,961,701                        84%


______________________

* Indicates amount is less than 1%.

(1) The addresses of all officers and directors of the Company listed above are in care of the Company. The Company's corporate headquarters are located at 2000 Cabot Boulevard West, Suite 170, Langhorne, Pennsylvania 19047. For purposes of calculating beneficial ownership, the Company relied upon reports filed with the Securities and Exchange Commission and upon its actual knowledge.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within sixty (60) days are deemed outstanding for purposes of computing the percentage ownership of the person holding such securities, but are not deemed outstanding for computing the ownership percentage of any other person. Except as indicated and subject to community property laws where applicable, the Company believes that the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(3) The "Percentage Owned" calculations are based on the outstanding shares of Common Stock as of the Record Date.

(4) Includes a five-year warrant to purchase up to 200,000 shares of Common Stock at $1.25 per share granted to the Momar Corporation. Mr. Marx is the President and a control person of Momar Corporation.

(5) Pursuant to Amendment No. 5 to Schedule 13D filed by Moses Marx and United Equities (Commodities) Company ("United Equities") on December 3, 2001, securities reported as being beneficially owned by United Equities include 25,509,833 shares of Common Stock. Includes 57,607,734 shares which United Equities has the right to acquire upon conversion of the Company's 8% Series 1998-C convertible Preferred Stock including accrued dividends using a conversion price as if the stock were converted on the Record Date. Moses Marx has a 99% equity interest in United Equities, and has sole investment and voting power over, and is deemed to beneficially own, the shares of Common Stock held by United Equities. Philippe Katz, a director of the Company, has a 0.5% equity interest in United Equities and may be deemed to beneficially own the shares of Common Stock held by United Equities.

(6) Includes outstanding shares of Common Stock as of the Record Date, shares which United Equities has the right to acquire upon conversion of the Company's 8% Series 1998-C Convertible Preferred Stock and shares which Momar Corporation has the right to acquire upon conversion of a warrant.

(7) Includes 608,000 shares which Mr. Reilly has the right to acquire upon exercise of stock options which are exercisable on or within 60 days following the Record Date.

(8) Includes 22,000 shares which Mr. Katz has the right to acquire upon the exercise of stock options which are exercisable on or within 60 days following the Record Date. Does not include shares owned by United Equities of which Mr. Katz has a 0.5% equity interest. See Footnote 5 above.

(9) Includes 16,400 shares which Dr. Lewis has the right to acquire upon the exercise of stock options which are exercisable on or within 60 days following the Record Date.

(10) Includes 33,000 shares which Mr. Sutley has the right to acquire upon exercise of stock options which are exercisable on or within 60 days following the Record Date.

(11) Gives full effect to stock options and warrants, which are exercisable on or within 60 days following the Record Date, held by current executive officers and directors.

(12) Does not Include (i) 15,738,947 shares of our common stock issuable upon conversion of 3,738 shares of 7% Series 2000-A Preferred Stock held by Aspen International Ltd. and the payment of dividends thereon at an assumed conversion price of $.02375 per share at the Record Date or shares of common stock issuable upon exercise of the warrant to purchase an aggregate of 66,667 shares of common stock, (ii) 2,555,789 shares of our common stock issuable upon conversion of 607 shares of 7% Series 2000-A Preferred Stock held by Markam Holdings Limited and the payment of dividends thereon at an assumed conversion price of $.02375 per share at the Record Date or shares of common stock issuable upon exercise of the warrant to purchase an aggregate of 26,666 shares of common stock and (iii) 6,433,684 shares of our common stock issuable upon conversion of 1,528 shares of 7% Series 2000-A Preferred Stock held by AMRO International, S.A. and the payment of dividends thereon at an assumed conversion price of $.02375 per share at the Record Date and shares of common stock issuable upon exercise of the warrant to purchase an aggregate of 106,667 shares of common stock. Pursuant to the Certificate of Designations, Preferences and Rights of Series 2000-A Convertible Preferred Stock, no holder may convert Series 2000-A Preferred Stock or receive shares of our common stock as payment of dividends thereon to the extent that the number of shares of our common stock held by it and its affiliates after such conversion or receipt of dividends would exceed 4.999% of the then issued and outstanding shares of common stock following such conversion or receipt of dividends. The holder of the preferred stock may waive this provision upon not less than 75 days notice.

                               CHANGES IN CONTROL

On November 14, 2001, United Equities (Commodities) Company ("United Equities"), the holder of all of the shares of the Company's 8% Series 1998-C Convertible Preferred Stock, par value $.01 per share (the "Series C Preferred Stock"), converted 11,500 shares of Series C Preferred Stock into 25,000,000 shares of Common Stock at a conversion price of $.046 per share, calculated pursuant to the terms of the Series C Preferred Stock. Such shares of Common Stock, together with 509,833 shares of Common Stock previously owned by United Equities, resulted in United Equities owning 61% of the issued and outstanding shares of Common Stock on the Record Date.

                              SUMMARY OF ASSET SALE

     The following is a summary of the material information from this Information Statement regarding the Asset Sale and may not contain all of the information that is important to you. To understand the sale of the Assets fully, and for a more complete description of the legal terms of the sale of the Assets, you should carefully read this Information Statement and the documents to which we refer you. Additional information about us has been filed with the Securities and Exchange Commission and is available upon request without charge, as described under "Where You Can Find More Information" on page 22.

The Asset Sale

     This Information Statement relates to the sale of our Bt bioinsecticide business (other than CellCap(TM) products) and insecticidal nematode business, which may be deemed to constitute a majority of our assets, to Certis. Certis is indirectly owned by Mitsui and is located in Columbia, Maryland.

The Company

     The Company, incorporated in 1983, is a biotechnology company specializing in the development and marketing of environmentally compatible products for the control of pests in agricultural and related markets. The Company's product revenues are generated substantially by sales of biological insecticides derived from the bacterial microorganism bacillus thuringiensis (`Bt") and biological fungicide products for the control of powdery mildew and post-harvest rot disease. During the second half of fiscal 2000, the Company discontinued the sale of all biofungicide products. In addition, the Company has technology associated with insecticidal nematode-based products for the control of insect pests in certain niche markets but has discontinued research in this area. The Company is attempting to sell its technology associated with these product lines.

     The Company's principal operations are located in Langhorne, Pennsylvania.

Reasons for the Asset Sale

     Since its inception, the Company has not been profitable or generated positive cash flow from operations. At April 30, 2002, the Company had an accumulated deficit of $139,912,594 and a stockholders' deficit of $10,445,361.

     After seeking other potential purchasers for the Assets, the Company is unable to find a viable alternative to Certis. Accordingly, our Board of Directors determined that the sale of the Assets, which at the time of sale may be deemed to constitute a majority of our assets, to Certis, is prudent and consistent with its attempt to sell its technology associated with the foregoing product lines. The sale of the Assets will generate cash to reduce the Company's indebtedness. Our Board of Directors believes that the sale of the Assets is in the best interests of the Company and its stockholders. Our Board of Directors unanimously (with one director who may be deemed to have an interest in the Asset Sale, as set forth below, not participating):

          . approved the form, terms and provisions of the Asset Purchase Agreement pursuant to which the Assets are proposed to be sold;

          . determined that the sale of the Assets is fair to and in the best interests of the Company and its public stockholders;

          . approved and declared the sale of the Assets advisable pursuant to an Asset Purchase Agreement containing customary terms and provisions; and

          . recommended that our stockholders approve and adopt the sale of the Assets.

Interest of Officers and Directors In the Asset Sale;
Potential Conflicts of Interest

     At April 30, 2002, the Company had limited liquid assets. Its term loan, with a principal balance of $1,500,000 (the "Term Loan") and its promissory notes ("Notes") with a principal balance of $1,255,500, are due on June 23, 2002. Subsequent to January 31, 2002, the Company borrowed an additional $250,000 and issued additional Notes therefor. The lenders under the Term Loan and Notes, The Berkshire Bank and Momar Corporation, respectively, are affiliated with our majority stockholder and may be deemed to be affiliated with Philippe D. Katz, one of our Directors. Pursuant to the terms of the Asset Purchase Agreement, the principal amount and all interest accrued under the Term Loan and the Notes, comprising $3,372,000 as of May 31, 2002, will be repaid from the proceeds of the sale of the Assets.

     Other than as set forth above, no officer or director of the Company has an interest in the sale of the Assets that is different from, or in conflict with, the interests of the stockholders of the Company.

Purchase Price

     The purchase price (the "Purchase Price") for the sale of the Assets, is $4,200,000, subject to adjustment as follows: The Purchase Price shall be reduced for each dollar that the value of the inventory to be sold to Certis is less than $550,000 and shall be reduced by $250,000 if the Company is unable to obtain a letter from Mycogen Corporation ("Mycogen") clarifying certain matters regarding the Company's license from Mycogen. The Purchase Price shall be paid in cash at the Closing.

Stockholder Vote Required to Approve the Asset Sale

     Since the Assets may be deemed to comprise a majority of our assets, the Board of Directors has required that approval by a majority of the outstanding shares of our Common Stock be obtained in order to effect the Asset Sale. Our controlling stockholder consented in writing to the sale of the Assets on June 4, 2002. The approval by our controlling stockholder is the only approval from our stockholders required to approve the sale of the Assets.

Consequences to Stockholders

     Our stockholders will not receive any cash, stock or other property in connection with, or as a result of, the sale of the Assets. Our Common Stock will continue to be quoted in the OTC Pink Sheets and we will continue to file all required reports with the Securities and Exchange Commission after the Closing. We are attempting to once again have our Common Stock quoted on the OTC Bulletin Board. No assurance can be given that we will be successful in that regard.

Material U.S. Federal Income Tax Consequences of the Sale of the Assets

     Our management has concluded that there will be no tax consequences to our stockholders as a result of the sale of the Assets. The Asset Sale will be a taxable transaction to the Company.

Appraisal Rights

     Under the DGCL, our stockholders are not entitled to appraisal rights in connection with the sale of the Assets.

                                 THE ASSET SALE

General

     Our Board of Directors is using this Information Statement to inform our stockholders about the approval by our majority stockholder, on June 4, 2002, of the sale of the Assets, which may be deemed to constitute a majority of our assets. We will sell the Assets to Certis, which is indirectly owned by Mitsui. Our Board of Directors unanimously (with one director, who may be deemed to have an interest in the transaction, not participating) approved the sale of the Assets.

     On May 6, 2002, we signed an asset purchase agreement (the "Asset Purchase Agreement") with Certis, a subsidiary of Mitsui for the sale of certain assets relating to the Company's sprayable Bt biopesticide business and the Company's insecticidal nematode business, including, but not limited to, our Crymax, Lepinox, Condor, Condor G, Raven BTI technicals and HB nematode product lines. The transaction excludes the Bt CellCap(TM) products acquired from Mycogen and all of the Company's biofungicide products and technology. The transaction also excludes the Company's rights to be paid success fees under its agreements with Monsanto Company. The assets to be sold include all technology and know-how related to the sold business, including strain libraries for biopesticide uses, product registrations, trademarks, patents or licenses and certain inventory and fixed assets. Upon the closing of the transaction, we will receive a cash purchase price of $4,200,000, subject to adjustments as follows: The Purchase Price shall be reduced for each dollar that the value of the inventory to be sold to Certis is less than $550,000 and shall be reduced by $250,000 if the Company is unable to obtain a letter from Mycogen clarifying certain matters regarding the Company's license from Mycogen. The Closing of the transaction is subject to certain conditions, including obtaining consents of certain third parties. In connection with the transaction, the Company will be required to pay certain of its liabilities associated with the assets to be sold including the payment of the Term Loan and the Notes to remove liens on such assets. The balances due under the Term Loan and Notes, including accrued interest, were $3,372,000 as of May 31, 2002.

Company Information

     The Company, incorporated in 1983, is a biotechnology company specializing in the development and marketing of environmentally compatible products for the control of pests in agricultural and related markets. The Company's product revenues are generated substantially by sales of biological insecticides derived from the bacterial microorganism bacillus thuringiensis ("Bt") and biological fungicide products for the control of powdery mildew and post-harvest rot disease. During the second half of fiscal 2000, the Company discontinued the sale of all biofungicide products. In addition, the Company has technology associated with insecticidal nematode-based products for the control of insect pests in certain niche markets but has discontinued research in this area. The Company is attempting to sell its technology associated with these product lines. The Company's principal operations are located in Langhorne, Pennsylvania.

     After payment of the Company's liabilities as described above, the net proceeds from the Asset Sale of approximately $543,000 (assuming we incur $100,000 in expenses in connection with the Asset Sale and that the adjustments set forth above total approximately $85,000) will not be sufficient for us to repay our remaining obligations. We will need to pursue the raising of additional funds and other strategic initiatives, including the sale of all or certain other assets, to improve our working capital position. We have implemented certain cost-saving measures including significant personnel reductions and related costs and curtailment of manufacturing. The lower expense level has allowed us to continue to operate with limited resources while we pursue our strategic initiatives. We need to sell other assets or obtain financing to provide the necessary cash resources to repay the outstanding balances under our accounts payable and fund operations. If we are not successful in selling other assets or obtaining financing we will be unable to continue as a going concern. Currently we are not pursuing any long-term financing and have no sources of additional financing. Further, if we are unable to continue or obtain short term funding while negotiating any strategic transaction, we may be unable to continue as a going concern. The report of our independent auditors on the Company's consolidated financial statements for the years ended October 31, 2001 and 2000 included an explanatory paragraph which stated that the recurring losses from operations, working capital deficiency, net capital deficiency and limited liquid resources raise substantial doubt about the Company's ability to continue as a going concern.

Selected Historical and Pro Forma Financial Data of the Company

     The following tables set forth selected historical and pro forma financial data of the Company as of the dates and for the periods shown. The historical consolidated financial data for the six months ended April 30, 2002 is unaudited. However, in the opinion of management, all adjustments, consisting of normal recurring accruals, necessary for a fair presentation at such date and for such period have been made. The financial information of the Company as of and for the fiscal years ended October 30, 2001 and 2000 and as of and for three months ended January 31, 2002 is based on, and qualified in its entirety by, the audited and unaudited consolidated financial statements of the Company, including the notes thereto, which are incorporated by reference elsewhere in this Information Statement, and should be read in conjunction therewith. The unaudited pro forma financial information of the Company for the fiscal year ended October 31, 2001 and the six months ended April 30, 2002 give effect to the Asset Sale. All amounts are in thousands, except per share data.

                   Consolidated Statements of Operations Data:

                                                   Six Months Ended                   Year Ended October 31,
                                                                     -------------------------------------------------------------
                                                   April 30, 2002         2001/(4)/      2000/(2)(3)/    1999   1998/(1)/    1997
                                                 ------------------  ----------------    ------------   ------  ---------  -------
                                                    Pro                  Pro
                                                 Forma/(5)/   Actual  Forma/(5)/   Actual
                                                 ----------  -------- ----------  --------
Revenues:
     Product Sales                               $   130    $   421    $ 1,058   $ 2,998  $   6,341   $  6,566 $ 10,472  $  8,783
     Other Revenues                                    -          -          -       223         50        676    5,266     2,939
Gross margins(2)                                      43        201         100       166        341        590    1,871     2,491
Expenses:
     Research and development                          -          -        116       570      2,070      2,637    3,616     5,042
     Selling, general and administrative             862        979      2,588     3,138      5,500      6,833    6,824     8,661
Special charges                                        -          -      1,778     1,778      1,050          -        -     1,626
Net loss                                            (895)    (1,013)    (4,260)   (5,169)    (8,977)    (8,611)  (2,997)   (9,810)
Dividends on preferred stock, including
     incremental yield                               185        185        475       475      1,071      1,142      116         2
Net loss allocable to common stockholders        ($1,080)   ($1,198)   ($4,701)  ($5,644)  ($10,048)   ($9,753) ($3,113)  ($9,812)
Basic and diluted net loss per common share       ($0.03)    ($0.03)    ($0.33)   ($0.39)    ($0.84)    ($1.05)  ($0.39)   ($1.23)
Weighted average common shares outstanding        38,878     38,878     14,299    14,299     11,907     9,2489    8,059     7,958

                         Consolidated Balance Sheet Data

                                             April 30, 2002                       October 31,
                                         ----------------------  -------------------------------------------------
                                              Pro
                                           Forma(6)    Actual      2001      2000       1999      1998      1997
                                         -----------  --------   -------   --------   --------  --------   -------
Cash and cash equivalents                 $    818   $     3    $     8   $    216   $      -  $  2,823  $  2,374
Total assets                                 1,324       637      1,801      6,500     10,462    14,677    17,558
Debt due within one year                         -     2,756      2,500      2,124     $2,193        26         -
Accounts payable and accrued expenses        5,108     5,552      5,006      4,834      4,010     3,076     5,043
Deferred Revenue                                 -         -          -          -          -       486       958
Long-term debt                                   -         -          -          9        250     1,328     3,916
Stockholders' (deficit) equity              (7,306)  (10,445)    (9,251)    (3,615)     1,023     6,925     4,870

--------------------

(1)  During fiscal 1998, the Company disposed of its pheremone product line.

(2) In February 2000, the Company acquired certain sprayable Bt biopesticides from Mycogen Corporation, an affiliate of Dow
     AgroSciences Inc. (see note 8 of notes to consolidated financials statements included in the Annual Report on Form 10-K for the year ended October 31, 2001 (the "Annual Report")).

(3) Fiscal 2000 gross margins include a special charge of $391,000 for the write down of biofungicide inventory (see note 16 of notes to consolidated financial statements included in the Annual Report).

(4) Fiscal 2001 includes a special charge of $1,393,000 for the write down of intangibles assets associated with the Mycogen acquisition (see note 16 of notes to consolidated financial statements included in the Annual Report) and a charge of $386,000 representing estimated net future lease costs associated with currently underutilized space at the Company's Langhorne facility (see note 19 of notes to consolidated financial statements included in the Annual Report).

(5) Reflects the elimination of the Traditional Bt and Nematode product lines to be sold to Certis and the adjustment to interest expenses for the payment of the Notes and Term Loan.

(6) Adjusted on a pro forma basis for the sale of assets to Certis (see note 20 of notes to consolidated financial statements included in the Annual Report.)

Our Business After the Asset Sale

     Following the completion of the sale of the Assets, we will continue to own the assets related to our discontinued CellCap(TM) and biofungicide businesses, as well as rights to receive success fees from Monsanto Company. We intend to seek a purchaser for the CellCap(TM) and/or biofungicidal assets and to realize such success fees, if any.

Consequences to Stockholders

     Our stockholders will not receive any cash, stock or other property in connection with, or as a result of, the sale of the Assets. After the sale of the Assets, our Common Stock will continue to be quoted in the OTC Pink Sheets and we will continue to file all required reports with the Securities and Exchange Commission. We are attempting to once again have our

Common Stock quoted on the OTC Bulletin Board. No assurance can be given that we will be successful in that regard.

Background of the Transaction

     During fiscal 2001, our Board of Directors determined that it would be in the best interests of the Company to sell certain businesses of the Company in order to generate cash needed to reduce our debt and to maximize stockholder value. In late 2001, the Company received offers with respect to its Bt insecticide (other than CellCap(TM)) business from subsidiaries of three major entities based in the Far East. In addition, the Company entered into non-disclosure agreements and held discussions with three other companies that did not ultimately make offers to the Company. The offers received from the foregoing three companies were in the range of $1-$1.3 million. In December 2001, revised offers of approximately $4 million were received from two of the foregoing companies, including Certis. The Company determined to accept the offer from Certis inasmuch as it was higher than the competing offer and because Certis was in the business of manufacturing and distributing Bt bioinsecticides and thus could more easily take over the business. Due to our cash and time constraints, no fairness opinion or appraisal was sought in connection with the sale of the Assets and no investment advisor was hired by the Company in connection therewith. Under the circumstances and our pressing need to reduce our indebtedness, the Board of Directors (with one director, who may be deemed to have an interest in the transaction, not participating) determined that the proposed transaction negotiated with Certis represented the best opportunity for the Company to sell the Assets and reduce its total indebtedness and was in the best interests of the Company and its stockholders.

Reasons for the Sale of the Assets

     In an effort to generate cash needed to reduce our debt and maximize stockholder value, during 2001, our Board of Directors determined that it would be in the best interests of the stockholders to sell various businesses, including, without limitation, the Assets. The sale of the Assets is consistent with this determination.

Interest of Officers and Directors In the Asset Sale;
Potential Conflicts of Interest

     At April 30, 2002, the Company had limited liquid assets. Its Term Loan, with a principal balance of $1,500,000 and its Notes, with a principal balance of $1,255,500, are due on June 23, 2002. Subsequent to January 31, 2002, the Company borrowed an additional $250,000 and issued additional Notes therefor. The lenders under the Term Loan and Notes, The Berkshire Bank and Momar Corporation, respectively, are affiliated with our majority stockholder and may be deemed to be affiliated with Philippe D. Katz, one of our Directors. Pursuant to the terms of the Asset Purchase Agreement, the principal amount and all interest accrued under the Term Loan and the Notes, comprising $3,372,000 as of May 31, 2002, will be repaid from the proceeds of the sale of the Assets.

     Other than as set forth above, no officer or director of the Company has an interest in the sale of the Assets that is different from, or in conflict with, the interests of the stockholders of the Company.

Material Terms of the Asset Purchase Agreement

     On May 6, 2002, the Company, and certain of its subsidiaries (collectively, the "Sellers"), entered into the Asset Purchase Agreement with Certis. Set forth below are the material terms of the Asset Purchase Agreement, a copy of which is available for review in the Company's report on Form 10-Q for the quarter ended April 30, 2002, and is incorporated herein by reference. Certain of the terms set forth below are applicable to all of the Sellers but, except as specifically set forth below, only the terms as they relate to the Company are described herein. The following summary of material terms is qualified in all respects by reference to the full Asset Purchase Agreement.

Purchase Price

The purchase price payable by Certis to the Company is $4,200,000 (including $550,000 payable to a majority owned subsidiary of the Company) in cash, subject to adjustments as described above.

Representations and Warranties

     The Asset Purchase Agreement contains statements and promises made by the Company about itself and certain of its subsidiaries called representations and warranties. The Asset Purchase Agreement also contains representations and warranties made by Certis. You can review such representations and warranties in Articles 3 and 4 of the Asset Purchase Agreement.

Conduct of Business Pending the Closing

     The Asset Purchase Agreement contains covenants and agreements that govern the Company's actions until the Asset Sale is completed or the Asset Purchase Agreement is terminated. These covenants and agreements provide that, except for matters permitted or contemplated by the Asset Purchase Agreement and subject to the terms and conditions of the Pre-Closing Business Arrangement Agreement and the other agreements contemplated thereby, the Company and certain of its subsidiaries will operate the Assets in the usual, regular and ordinary course in substantially the same manner as previously conducted and, to the extent consistent therewith, will use commercially reasonable efforts to preserve intact the Assets, will use commercially reasonable efforts to keep available the services of the current Chairman of the Company, James P. Reilly, Jr., employed in connection with the sale of the Company's products and will use commercially reasonable efforts to keep their relationships with licensors, licensees, and others having business dealings with the Company to the end that its goodwill and ongoing business shall be unimpaired at the Closing. The Asset Purchase Agreement also lists specific actions that Company and its subsidiaries are restricted from taking (unless otherwise provided in the Asset Purchase Agreement, the other agreements contemplated thereby or consented to by Certis) or must take, during such period. A complete list of these actions is set forth in Section 5.01 of the Asset Purchase Agreement.

Agreements of the Company

     The Company agreed to obtain from its secured lenders, Berkshire Bank and Momar Corporation (collectively, the "Lenders"), a release on Form UCC-3 of any and all liens on the Assets granted to each of the Lenders pursuant to and in connection with any credit or security agreements and such other agreements, releases, waivers, certificates or other documents as reasonably requested by Certis.

     The Company agreed to pay all transfer, sales, use, registration, withholding and other similar taxes and related fees (including penalties, interest and additions) required to be paid in connection with the Asset Sale.

     The Company also made additional agreements that are customary for a transaction of this nature, including, among other things, the following:

     . to keep confidential all non-public information relating to the business being acquired except as required by law; and

     . to obtain the approval of the Asset Sale by its stockholders and prepare and file this Information Statement.

Nonsolicitation

     The Company agreed not to (i) solicit the submission of any Competing Proposal (as defined below), (ii) enter into or agree to enter into any Contract with respect to any Competing Proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Proposal, except as otherwise required under the Board of Directors' fiduciary obligations under applicable law. "Competing Proposal" shall mean any proposal for a transaction or series of transactions to acquire, in any manner, any interest in, or a substantial portion of the Assets or to merge or engage in other business combinations involving the Assets, other than the transactions contemplated by the Asset Purchase Agreement.

Covenant not to Compete

     The Company agreed not to engage in the research, development, sale or distribution of Bt products or product components (other than CellCap(TM) Bt and in planta Bt products) and nematode related products and technology (including through the provision of management, consulting or advisory services or through a joint venture or partnership), for a period of three years following the Closing in any geographical area in which the Company and the other Sellers plan to do, currently do or have done business during the past three years. The Company also agreed not to induce or attempt to induce any person employed by Certis to leave the employ of Certis during such three year period. The Company and its affiliates are also prohibited from hiring any person formerly employed by Certis for one year after any such employee voluntarily leaves the employ of Certis.

Conditions Precedent to the Asset Sale

     Conditions to the obligations of the Company and Certis

     The respective obligations of the Company and Certis to effect and complete the Asset Sale is subject to the satisfaction or waiver of a number of conditions, including, among others, that:

     . No temporary restraining order, preliminary or permanent injunction or other order shall have been issued by any governmental entity and no other legal restraint or prohibition shall have arisen preventing the consummation of the transactions contemplated by the Asset Purchase Agreement or by the other agreements contemplated therein.

     . All agreements contemplated by the Asset Purchase Agreement shall have been executed and delivered to the respective parties to such agreements.

     . The Asset Sale shall have been duly approved and adopted, by the requisite vote under applicable law by the stockholders of each of the Company and each Seller.

     In addition, the obligations of Certis to effect and complete the Asset Sale is subject to the satisfaction or waiver of a number of conditions including, among others, that:

     . All representations and warranties of the Company and its subsidiaries set forth in the Asset Purchase Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, in each case as of the date of the Asset Purchase Agreement and as of the closing date as though made as of the closing date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of such earlier date).

     . The Company and its subsidiaries shall have performed in all respects all of their obligations required to be performed by them under the Asset Purchase Agreement on or prior to the closing date.

     . Since the date of the Asset Purchase Agreement there shall not have been any event, change, effect or development that, individually or in the aggregate, has had or could reasonably be expected to have a material adverse effect on the Assets.

     . All consents set forth in a schedule to the Asset Purchase Agreement shall have been obtained and be in full force and effect and all filings set forth in said schedule shall have been made with the appropriate person, and all applicable waiting periods shall have expired or terminated, and Certis shall have been furnished with written evidence satisfactory to it of the granting of such consents or the submission of such filings, as the case may be.

     . All payments of permits, product registration and intellectual property fees, annuities, and renewals which are due or payable on or before the Closing for any of the products or Assets shall have been fully met or paid and Certis shall not incur any late fee or fees for extension of time to act or pay.

     . There shall not be pending or threatened any suit, action or proceeding by any governmental entity or any other person, in each case that has a reasonable likelihood of success, (i) challenging the purchase by Certis of any of the Assets or seeking to restrain or prohibit the consummation of the transaction contemplated thereby or by any of the other agreements contemplated by the Asset Purchase Agreement or seeking to obtain from any of the parties thereto any damages, (ii) seeking to prohibit or limit the ownership or operation by Certis of any portion of the Assets, or to compel Certis to dispose of or hold separate any portion of the Assets, as a result of the transaction contemplated by the Asset Purchase Agreement or by any of the other agreements contemplated thereby, (iii) seeking to prohibit Certis from effectively controlling any of the Assets, or
          (iv) which otherwise is reasonably likely to have a material adverse effect on the products or any of the Assets.

     . Certis shall have received an opinion of counsel to the Company, dated the closing date, addressed to Certis.

     . Certis shall have received evidence in form and substance satisfactory to Certis of the termination of any affiliate contracts between the Company and its subsidiaries, on the one hand, and any of their affiliates, on the other hand, relating to the products or the Assets.

     . Certis shall have received in form and substance satisfactory to Certis releases from the Lenders and all other holders of liens on the Assets.

     . James P. Reilly, Jr., Chairman of the Company, shall have entered into a non-competition agreement with Certis.

     . Certis shall have received in form and substance satisfactory to Certis a duly executed inventor assignment from the holder of a certain patent used by the Company.

     . Certis shall have received in form and substance reasonably satisfactory to Certis a written notice of the Company's termination of a certain distribution agreement duly executed by an appropriate officer of the Company, which notice shall instruct the distributor to transfer to Certis or its designee all of Certis' rights of record or otherwise to registrations obtained pursuant to such agreement.

     In addition, the obligations of the Company to effect and complete the Asset Sale is subject to the satisfaction or waiver of a number of conditions including, among others, that:

     . The representations and warranties of Certis set forth in the Asset Purchase Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, in each case as of the date thereof and as of the closing date as though made as of the closing date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of such earlier date).

     . Certis shall have performed in all material respects all obligations required to be performed by it under the Asset Purchase Agreement at or prior to the closing date.

     . The Company shall have received the opinion of counsel to Certis, dated the closing date, addressed to the Company.

     To review all of the conditions contained in Asset Purchase Agreement, you should read Article 7 of the Asset Purchase Agreement.

Fees and Expenses

     Except as otherwise described in the Asset Purchase Agreement, all fees and expenses incurred in connection with the transactions contemplated by the Asset Purchase Agreement and certain other agreements contemplated thereby shall be paid by the party incurring such fees or expenses, whether or not the transactions contemplated thereby are consummated.

Indemnification

     The Company will indemnify Certis from (a) any breach of any representation or warranty of any of the Sellers, (b) any breach of any representation or warranty of any of the Sellers contained in the other agreements contemplated by the Asset Purchase Agreement, (c) any breach of any covenant or agreement of any of the Sellers requiring performance after the closing date, (d) any of the excluded assets and the retained liabilities; and (e) any failure to comply with applicable bulk sales laws, provided that, except in the case of fraud and other than any losses with respect to breaches of the representations and warranties with respect to organization, standing and power, authority, execution and delivery, enforceability and taxes, (A) the Company shall not be liable for such indemnification under clauses (a) and (b) above unless and until the aggregate amount of losses with respect to matters referred to in clauses (a) and (b) exceeds $75,000, (B) the Company's maximum liability under clauses (a) and (b) above shall not exceed the purchase price, and (C) the Company's maximum liability under clause (e) above shall not exceed $550,050.

     Certis will indemnify the Company and its subsidiaries from (a) any breach of any representation or warranty of Certis contained in the Asset Purchase Agreement, (b) any breach of any representation or warranty of Certis contained in certain other agreements contemplated by the Asset Purchase Agreement, (c) any breach of any covenant or agreement of Certis requiring performance after the closing date; (d) any liabilities under the assumed contracts arising from Certis' actions or inactions after the closing date; provided that, except in the case of fraud, (A) Certis shall not be liable under clauses (a) and (b) above unless and until the aggregate amount of losses with respect to matters referred to in such clauses exceeds $75,000 and (B) Certis' maximum liability under clause (a) above shall not exceed the Purchase Price.

Termination

     The Asset Purchase Agreement may be terminated and the Asset Sale may be abandoned at any time prior to Closing as follows:

     (a)  by mutual written consent of Certis and the Company;

     (b) by either Certis or the Company in writing, without liability to the terminating party on account of such termination (provided the terminating party is not otherwise in default or in breach of the Asset Purchase Agreement), if the transactions contemplated thereby or by the other agreements contemplated thereby are not consummated on or before July 2, 2002; provided, however, that the passage of such period shall be tolled for any part thereof (but not exceeding ninety (90) days in the aggregate) during which any party shall be subject to a non-final order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of such transactions;

     (c) by either Certis or the Company in writing, without liability to the terminating party on account of such termination (provided the terminating party is not otherwise in default or in breach of the Asset Purchase Agreement) if (a) there shall have been a material breach by the other party of any of its representations, warranties, covenants or agreements contained in the Asset Purchase Agreement and (b) such breach would result in a failure to satisfy a condition to the terminating party's obligation to consummate the transactions contemplated thereby or by the other agreements contemplated thereby;

     (d) by either Certis or the Company in writing, if any governmental entity issues an order, decree or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated thereby or by the other agreements contemplated thereby and such order, decree, ruling or other action shall have become final and non-appealable; or

     (e) by either Certis or the Company in writing, if the other party (a) consents to the appointment of a receiver or a general assignment for the benefit of creditors, (b) files or consents to the filing of a petition under any bankruptcy or insolvency law or (c) has any such petition filed against it which has not been stayed within thirty (30) days of the filing against it.

Pre-Closing Business Arrangement Agreement

     The Company and certain of its subsidiaries entered into a Pre-Closing Business Arrangement Agreement dated May 6, 2002 with Certis, pursuant to which, among other things, the Company granted a license to Certis to manufacture, have manufactured, distribute, market and sell certain assets related to the Bt bioinsecticides and insecticidal nematodes products (excluding Cell Cap(TM) products). Such license will be effective from May 6, 2002 through the Closing date or the earlier termination of the Asset Purchase Agreement. In consideration of such license, Certis will pay the Company an amount equal to 10% of the gross sales of products during the license period.

Material U.S. Federal Income Tax Consequences

     Our management has concluded that there will be no tax consequences to our stockholders as a result of the sale of the Assets. The Asset Sale will be a taxable transaction to the Company.

Regulatory Approvals

     The consummation of the sale will require filings with the Environmental Protection Agency and various state agencies in order to transfer registrations of certain of its products, and the approval of such transfer by certain such agencies. We believe that such approval will be obtained upon such filings.

Appraisal Rights

     Pursuant to the DGCL, our stockholders are not entitled to appraisal rights with respect to the sale of substantially all of our assets as described in this Information Statement.

                               REVERSE STOCK SPLIT

     On May 24, 2002, the Board of Directors approved, subject to the approval of the Company's stockholders, the Reverse Stock Split.

     On June 4, 2002, stockholders owning a majority of the outstanding shares of Common Stock approved the Reverse Stock Split. A copy of the Certificate of Amendment effecting the Reverse Split is attached to this document as Annex A.

     The Reverse Split will be effected upon filing of the Certificate of Amendment with the Secretary of State of the State of Delaware (the "Effective Date"). After the Effective Date, each holder of shares of Common Stock will be asked to surrender his or her stock certificate or certificates in exchange for new certificates representing the number of shares he or she will own giving effect to the Reverse Split in accordance with the procedures set forth in a letter of transmittal that we will send to each such stockholder. Upon such surrender, a new certificate will be issued and forwarded. However, each certificate not so surrendered representing shares of Common Stock outstanding immediately prior to the Reverse Split will continue to be valid and will be deemed to represent, after the Reverse Split, for all corporate purposes, one
(1) share of Common Stock for each ten (10) shares of Common Stock represented by such certificate before the Reverse Split.

     The number of shares of Common Stock authorized by our Certificate of Incorporation and the par value per share will not change as a result of the Reverse Split.

Principal Effects of the Proposed Reverse Split

     Without further action on the part of the Company or the stockholders, after the Reverse Split, the total number of shares held by each stockholder will be automatically converted (i) into a number of whole shares of Common Stock determined by dividing the number of shares owned by each stockholder of record immediately prior to the Reverse Split by ten and/or (ii) into cash based on the Purchase Price (as defined below) in lieu of any fractional shares. See "Cash Payment In Lieu of Fractional Shares."

     Upon the effectiveness of the Reverse Split, the ownership interest in the Company and proportional voting power of each holder of record of ten or more shares will remain unchanged, except for minor differences resulting from the purchase of fractional shares. All other rights and privileges of such holder will be substantially unaffected by the Reverse Split.

     On the Effective Date, each holder of record of (i) fewer than ten shares of Common Stock or (ii) greater than ten shares of Common Stock, to the extent of the fractional shares which would otherwise be issuable after the Reverse Split, will have only the right to receive cash based upon the Purchase Price in lieu of receiving a fractional share. The interest of each such shareholder in the Company, to the extent of such fractional shares, will thereby be eliminated, and such person will have no right to vote as a stockholder or share in the assets or any future earnings of the Company with respect to, and to the extent of, such eliminated interest.

     At the Record Date, there were outstanding options, warrants and other convertible securities to purchase an aggregate of approximately 59,350,064 shares of Common Stock. On the Effective Date, the exercise prices of all outstanding options, warrants and other convertible securities will be proportionately increased and the number of shares of Common Stock issuable upon exercise thereof will be proportionately decreased to give effect to the Reverse Split.

     The Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the Exchange Act"), and as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The effectuation of the Reverse Split will not affect the registration of the Common Stock under the Exchange Act and the Company has no present intention of terminating such registration under the Exchange Act in order to become a "private" company.

     If approved, the Reverse Split will result in some stockholders owning "odd-lots" of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

     Stockholders have no right under Delaware law or the Company's Certificate of Incorporation or By-Laws to dissent from the Reverse Split or to dissent from the payment of cash in lieu of issuing fractional shares.

Cash Payment in Lieu of Fractional Shares

     In lieu of issuing fractional shares resulting from the Reverse Split, we will value each outstanding share of Common Stock held immediately prior to the Reverse Split at the average of the daily closing prices per share of the Common Stock on the over-the-counter market for the 10 trading days ending on the third trading day preceding the Effective Date. If no such prices are available the value will be determined by our Board of Directors. Such average per share price or value is sometimes hereinafter referred to as the "Purchase Price." In lieu of fractional shares arising as a result of the Reverse Split, holders of fewer than ten shares immediately prior to the Reverse Split will be entitled to receive cash equal to the product of multiplying the Purchase Price by the number of shares of Common Stock held immediately prior to the Reverse Split. Holders of more than ten shares immediately prior to the Reverse Split will be entitled to receive cash equal to the product of multiplying the Purchase Price by the number of shares of Common Stock held immediately prior to the Reverse Split that were not evenly divisible by ten, in lieu of fractional shares arising as a result of the Reverse Split. No brokerage commission will be payable by holders who receive cash in lieu of fractional shares.

     Any stockholder owning fewer than ten shares who desires to retain an equity interest in the Company after the Effective Date may do so by purchasing sufficient additional shares of the Company's Common Stock in the open market to increase his or her ownership to ten shares or more prior to the Effective Date. Likewise, any stockholder owning more than ten shares who desires to retain an equity interest in the Company after the Effective Date with respect to any additional shares owned not evenly divisible by ten may do so by purchasing sufficient additional shares of the Company's Common Stock in the open market to increase his or her ownership to a multiple of ten prior to the Effective Date.

Reasons for the Reverse Split

     The reason for the Reverse Split is so that there will be sufficient shares of Common Stock available for issuance upon conversion of our outstanding shares of convertible preferred stock, options and warrants. As of May 31, 2002, we had outstanding options to purchase 1,010,702 shares of Common Stock under our stock option plan, other options to purchase 25,754 shares of Common Stock and warrants to purchase 700,001 shares of Common Stock. In addition, there are outstanding 20,854 shares of Series 1998 C Convertible Preferred Stock and 5,873 shares of Series 2000-A 7% Convertible Preferred Stock (the "Preferred Stock") each of which is convertible into an undeterminable number of shares of Common Stock based on the market price of the Common Stock at the time of conversion. The Certificate of Incorporation of the Company does not currently authorize a sufficient number of shares of Common Stock to allow for the full conversion of the Preferred Stock and the full exercise of the options and warrants. There are currently 42,000,000 shares of Common Stock authorized and 41,790,094 shares outstanding. Thus, there are only 209,906 shares of Common Stock available for future issuance. Giving effect to the Reverse Split, assuming no fractional shares, there will be 4,179,009 shares outstanding and 37,820,991 shares available for future issuance.

Federal Income Tax Consequences

     The following description of federal income tax consequences is based on the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Information Statement. This discussion is for general information only and does not discuss consequences which may apply to special classes of taxpayers (e.g., non-resident aliens, broker/ dealers or insurance companies). The state and local tax consequences of the Reverse Split may vary significantly as to each stockholder, depending upon the state in which such stockholder resides. Stockholders are urged to consult their own tax advisors to determine the particular consequences to them.

     The conversion of shares of the Common Stock outstanding immediately prior to the Reverse Split into a reduced number of shares of Common Stock after giving effect to the Reverse Split will not result in the recognition of gain or loss (except in the case of cash received for fractional shares as described below). The holding period of the shares of Common Stock after giving effect to the Reverse Split will include the stockholder's holding period for the shares of Common Stock held immediately prior to the Reverse Split, provided that the shares of Common Stock were held as a capital asset. The tax basis of the shares of Common Stock after giving effect to the Reverse Split will be the same as the tax basis of the shares of Common Stock immediately prior to giving effect to the Reverse Split, reduced by the basis allocable to the receipt of cash in lieu of fractional shares described below.

     A stockholder who receives cash in lieu of fractional shares will be treated as if the Company has issued fractional shares to such stockholder and then immediately redeemed such shares for cash. Such stockholder should recognize gain or loss, as the case may be, measured by the difference between the amount of cash received and the basis of his Common Stock allocable to such fractional shares, had they actually been issued. Such gain or loss will be a capital gain or loss if such stockholder's Common Stock was held as a capital asset and any such capital gain or loss will generally be long-term capital gain or loss to the extent such stockholder's holding period for his Common Stock exceeds 12 months.

     The decrease in the number of outstanding shares of Common Stock as a result of the Reverse Split will not produce any taxable income or gain or loss to the Company.

Interest Of Certain Persons In Matters To Be Acted Upon

     United Equities (Commodities) Company, of which Philippe D. Katz, a director of the Company, is a Partner, owns the Series C 1998 Convertible Preferred Stock and would thus be benefitted by the availability of authorized shares of Common Stock for conversion of such Preferred Stock as a result of the Reverse Split. Other than as set forth above, no director, officer, nominee to become such, or any associate of any of the foregoing persons, has any substantial interest, direct or indirect by security holdings or otherwise, in the Reverse Split which is not shared by all other stockholders, pro rata, and in accordance with their respective interests in the Company.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information we file at the Securities and Exchange Commission's public reference rooms in Washington, D.C. and Chicago, Illinois. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our filings with the Securities and Exchange Commission are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at "http://www.sec.gov."

                      INFORMATION INCORPORATED BY REFERENCE

     Our annual reports on Form 10-K for the years ended October 31, 2001 and 2000 and our quarterly reports on Form 10-Q for the quarters ended January 31 and April 30, 2002, each filed with the Securities and Exchange Commission, are incorporated by reference into this Information Statement. The Asset Purchase Agreement is attached as an exhibit to our report on Form 10-Q for the quarter ended April 30, 2002 and is incorporated by reference in this Information Statement. These reports and the Asset Purchase Agreement are not presented in this Information Statement or delivered with it, but are available (without exhibits, unless the exhibits are specifically incorporated in this Information Statement by reference) to any person, including any beneficial owner, to whom this Information Statement is delivered, without charge, upon written request directed to us at 2000 W. Cabot Boulevard, #170, Langhorne, Pennsylvania, 19047,
Attention: Chairman. Copies of the foregoing reports so requested will be sent, within one business day of receipt of such request, by first class mail, postage paid.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS INFORMATION STATEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS INFORMATION STATEMENT. THIS INFORMATION STATEMENT IS DATED JUNE 7, 2002. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND THE MAILING OF THIS INFORMATION STATEMENT TO STOCKHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Dated: June 7, 2002
                                        By Order of the Board of Directors,

                                        James P. Reilly, Jr.
                                        Chairman

                                                                         ANNEX A

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  ECOGEN, INC.

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

     ECOGEN, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

     FIRST: The name of the Corporation is ECOGEN, INC.

     SECOND: That the Certificate of Incorporation of the Corporation has been amended by the addition of the following to Article FOURTH:

          "The presently issued and outstanding shares of Common Stock, exclusive of treasury stock, shall be combined in the ratio of one (1) share of Common Stock for each ten (10) shares of Common Stock currently issued and outstanding. Such combination shall not change the stated capital of the Corporation nor shall it affect the rights or preferences of the holders of the shares of Common Stock now issued and outstanding."

     THIRD: Said amendment was duly adopted in accordance with the provisions of
Section 228 of the General Corporation Law of the State of Delaware by stockholders holding a majority of the Corporation's stock entitled to vote thereon and prompt written notice of the taking of such action by written consent was given to those stockholders who did not consent thereto in writing.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its _______ thereunto duly authorized this ___ day of __________, 2002.

                                             ECOGEN, INC.



                                             By:________________________________
                                                Name:
                                                Title:

                          Independent Auditors' Report


The Board of Directors and Stockholders
Ecogen Inc.;


          We have audited the accompanying consolidated balance sheet of Ecogen Inc. and its subsidiaries as of October 31, 2001 and the related consolidated statement of operations, stockholders' (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

          We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

          In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Ecogen Inc. and subsidiaries as of October 31, 2001, the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

          The accompanying consolidated financial statements and financial statement schedule have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a working capital deficiency, a net capital deficiency and limited liquid resources, which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 2. The consolidated financial statements and financial statement schedule do not include any adjustments that might result from the outcome of this uncertainty.

          Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedules listed in Item 14(a)(2) are presented for purposes of complying with the Securities and Exchange Commissions rules and are not part of the basic financial statements. These schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly present in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.


                                                   /s/ The Hermes Group LLP

                                                   The Hermes Group LLP


Princeton, New Jersey
March 28, 2002, except as to notes 2
and 20 which are as of May 16, 2002

                          Independent Auditors' Report

The Board of Directors and Stockholders
Ecogen Inc.:


                We have audited the accompanying consolidated balance sheet of Ecogen Inc. and subsidiaries as of October 31, 2000 and the related consolidated statements of operations, stockholders' (deficit) equity, and cash flows for the years ended October 31, 2000 and 1999. In connection with our audits of the consolidated financial statements, we also have audited the financial statements schedule for the years ended October 31, 2000 and 1999. These consolidated financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

                We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material missstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

                In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ecogen Inc. and subsidiaries as of October 31, 2000, and the results of their operations and their cash flows for the years ended October 31, 2000 and 1999 in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein for 2000 and 1999.

                The accompanying consolidated financial statements and financial statement schedule have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a working capital deficiency, a net capital deficiency, and limited liquid resources, which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 2. The consolidated financial statements and financial statement schedule do not include any adjustments that might result from the outcome of the uncertainty.


                                                        /s/ KPMG LLP
                                                            KPMG LLP

Short Hills, New Jersey
February 15, 2001